SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 30, 2003

TEKELEC

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-15135	95-2746131

(Commission File Number)	(I.R.S. Employer Identification No.)

26580 W. Agoura Road, Calabasas, CA	91302

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 880-5656

Item 7. Financial Statements and Exhibits.
Item 9. Regulation FD Disclosure.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are furnished as a part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated April 30, 2003 of Tekelec

99.2	Tekelec — Santera Systems Investor Presentation dated April 30, 2003

Item 9. Regulation FD Disclosure.

     On April 30, 2003, Tekelec, a California corporation (“Tekelec”), announced that it had entered into a definitive agreement with privately held Santera Systems, Inc., a Delaware corporation (“Santera “), to combine the operations of Tekelec’s Packet Telephony Business Unit with the business operations of Santera. Under the terms of the agreement, Tekelec will capitalize a new subsidiary with assets of its Packet Telephony Business Unit and $28 million in cash. The new Tekelec subsidiary will merge with Santera, Santera will be the surviving corporation and, upon completion of the merger and certain related transactions, Tekelec will own approximately 52% of Santera’s outstanding shares. Tekelec will have the right to increase its ownership to up to 56.0% of outstanding shares (62.5% on a fully diluted basis) for a per share purchase price equal to the per share purchase price for its original investment and on the other terms and conditions set forth in the definitive agreement. Tekelec will also have certain rights to acquire the remaining outstanding shares of Santera from the holders thereof during the period from July 1, 2005 through December 31, 2007 on the terms and conditions set forth in the definitive agreement.

     The announcement of the signing of the definitive agreement is contained in a press release which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The press release also announces a conference call regarding the transaction to be held by Tekelec on April 30, 2003. A copy of the investor presentation that Tekelec will use during the conference call has been posted to Tekelec’s website and is also furnished as Exhibit 99.2 to this Current Report on Form 8-K.

     Statements contained in the exhibits to this Current Report on Form 8-K that state Tekelec’s or its management’s expectation or beliefs regarding the future are “forward looking” rather than “historic” and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Tekelec’s actual results could differ materially from those projected in such forward looking statements. Factors that may cause actual results and events to differ materially from Tekelec’s current expectations include those mentioned in Tekelec’s Annual Report on Form 10-K for the year ended December 31, 2002 and in its other filings with the Securities and Exchange Commission. These factors also include risks related to any failure of the transaction to close on a timely basis or at all; the combination, assimilation and integration of the business operations of Tekelec’s Packet Telephony Business Unit with Santera’s business operations; and the failure to realize the anticipated benefits of the transaction.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec

Dated: April 30, 2003	By:	/s/ Frederick M. Lax

Frederick M. Lax Chief Executive Officer and President

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated April 30, 2003 of Tekelec

99.2	Tekelec — Santera Systems Investor Presentation dated April 30, 2003

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